UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2026

Sezzle Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41781	81-0971660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Nicollet Mall
Suite 640
Minneapolis, MN 55402
(Address of principal executive offices, including zip code)

+1 (651) 240 6001
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	SEZL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Certain Officers

On January 23, 2026, the Board of Directors (“Board”) of Sezzle Inc. (the “Company”), following an executive search and selective interviews, approved the appointment of Lee Brading as Chief Financial Officer (“CFO”) of the Company, effective February 1, 2026.

As a result of the foregoing appointment, Karen Hartje, will step down from the office of CFO and principal financial officer on January 31, 2026, and act as a consultant to the CFO in accordance with that certain Consulting Agreement by and between Hartje and the Company, dated November 1, 2025.

Since April 2020, Brading, age 58, has served in various capacities at Sezzle, most recently as Senior Vice President of Corporate Development and Investor Relations, where he is responsible for corporate development, capital markets strategy, FP&A, investor relations, and public relations. Prior to that, he was at Wells Fargo Securities, LLC and its predecessor Wachovia Capital Markets. Brading has held various finance and accounting roles, including Managing Director and Global Head of Credit Research at Wells Fargo Securities and audit manager at BDO Seidman.

Brading holds a MBA from The University of North Carolina at Chapel Hill’s Kenan-Flager Business School and a BS in Business Administration and Accounting from Washington & Lee University. He is a Chartered Financial Analyst and was a Certified Public Accountant (expired).

There are no arrangements or understandings between Brading and any other person pursuant to which he was selected as CFO, and there are no family relationships between Brading and any of the Company's directors or executive officers. Brading has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Compensatory Arrangements of Certain Officers

On January 23, 2026, the Board approved an Employment Agreement by and between the Company and Brading as CFO (“Employment Agreement”).

Pursuant to his Employment Agreement, Brading will receive an annual base salary of $450,000 and equity compensation with a target value of $2,000,000 in the form of restricted stock units (RSUs). The RSUs will vest over four years, with a one-year cliff. After the first anniversary of the grant date, they will vest in equal quarterly installments, subject to continued employment.

Brading will participate in the Company’s existing benefit programs and profit-sharing incentive plan (PSIP), with a target bonus opportunity equal to 50% of his base salary. His target bonus will be prorated for 2026. Brading is also eligible to participate in the Company’s equity incentive plan.

The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference.

Item 7.01. Regulation FD Disclosure

On January 29, 2026, the Company issued a press release announcing the executive leadership changes as set forth in Item 5.02 above. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information set forth in Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Sezzle Inc. and Lee Brading, dated January 26, 2026
99.1	Press Release, dated January 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEZZLE INC.

Dated: January 29, 2026	By:	/s/ Charles Youakim
Charles Youakim
Chief Executive Officer